EXHIBIT (10)F(ii)

AMENDMENT NO. 1 TO
ECOLAB INC. 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION AND
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of May 1, 2004)
WITH RESPECT TO THE AMERICAN JOBS CREATION ACT OF 2004

WHEREAS, Ecolab Inc. (the “Company”) adopted an amended and restated 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the “Plan”) effective as of May 1, 2004; and

WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to certain amounts deferred under the Plan after December 31, 2004 that would be within the definition of deferred compensation; and

WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the “AJCA Guidance”); and

WHEREAS, the AJCA Guidance has not yet been issued; and

WHEREAS, to the fullest extent permitted by Code Section 409A and the AJCA Guidance, the Company wants to protect the “grandfathered” status of the Plan benefits that are deferred prior to January 1, 2005;

NOW THEREFORE, pursuant to Section 14.1 of the Plan, the Company hereby adopts this Amendment No. 1 to the Plan, effective January 1, 2005, which amendment is intended to (1) allow deferred compensation that was deferred prior to January 1, 2005 to qualify for “grandfathered” status and to continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Code Section 409A (as specified in the Plan as in effect before the adoption of this Amendment No. 1); (2) cause deferred compensation that is deferred after December 31, 2004 to be in compliance with the requirements of Code Section 409A; and (3) to clarify certain share accounting matters to comply with shareholder approval requirements of the New York Stock Exchange.

Section 1

Article 1 of the Plan is hereby amended by adding the following new Section 1.5 to the end thereof, to read as follows:

1.5           American Jobs Creation Act (AJCA).

(a)           It is intended that the Plan (including any Amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount credited to a Participant’s Account hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Participant.  It is intended that the Plan be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the “AJCA Guidance”).  Any Plan provision that would cause the Plan to fail to satisfy Section 409A of the Code (including any provision added by Amendment No. 1 thereto) shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

(b)           The Administrator shall not take any action hereunder that would violate any provision of Section 409A of the Code.  It is intended that all Participant elections hereunder will comply with Code Section 409A and the AJCA Guidance.  The Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder).  In this regard, the Administrator is authorized to permit Participant elections with respect to amounts deferred after December 31, 2004 and is also permitted to give the Participants the right to amend or revoke such elections in accordance with the AJCA Guidance.

(c)           The effective date of Amendment No. 1 to this Plan is January 1, 2005.  Amendment No. 1 creates two separate Sub-Accounts for each Participant’s Account hereunder — (a) the “Pre-2005 Sub-Account” for amounts that are “deferred” (as such terms is defined in the AJCA Guidance) as of December 31, 2004 (and earnings thereon) and (b) the “Post-2004 Sub-Account” for amounts that are deferred after December 31, 2004 (and earnings thereon).  Amendment No. 1 also modifies the distribution elections and provisions for the Post-2004 Sub-Accounts to comply with the requirements of Code Section 409A.

(d)           In furtherance of, but without limiting the foregoing, any deferrals (and the earnings thereon) that are deemed to have been deferred prior to January 1, 2005 and that qualify for “grandfathered status” under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to the effective date of Amendment No. 1 thereto.

Section 2

Section 2.1(c) of the Plan is hereby amended by deleting the period at the end of the third sentence and adding the following language to the end of the third sentence to read as follows:

, to the extent permitted by Code Section 409A.

Section 3

Article 3 of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

For each Participant, each of the Cash Account and Share Account shall be further divided into the following two Sub-Accounts:  (a) the “Pre-2005 Sub-Account” for amounts that are “deferred” (as such term is defined in the AJCA Guidance) as of December 31, 2004 (and earnings thereon), including carryover credits described in Article 4, and (b) the “Post-2004 Sub-Account” for amounts that are deferred after December 31, 2004 (and earnings thereon).

Section 4

Section 5.1 of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

All credits made to the Qualified Director’s Share Account after December 31, 2004 will be made to the Post-2004 Sub-Account.

Section 5

Section 5.2(d) of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

All credits made to the Qualified Director’s Cash Account and/or Share Account after December 31, 2004 will be made to the respective Post-2004 Sub-Account.

Section 6

Section 5.2(a) of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

Notwithstanding the foregoing, all Qualified Directors shall be required to make a deferral election for the 2005 Plan Year and prior elections shall not be given any further force or effect.

Section 7

Section 6.1 of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

Interest will be credited separately for the Pre-2005 Sub-Account and Post-2004 Sub-Account of the Participant’s Cash Account.

Section 8

Section 6.2 of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

Dividends will be credited separately for the Pre-2005 Sub-Account and Post-2004 Sub-Account of the Participant’s Share Account.

Section 9

Section 8.1(a) the Plan is hereby amended in its entirety to read as follows:

8.1           Distribution of Cash and Share Accounts to a Participant Upon Termination of Service.

(a)           Form of Distribution.  A Participant’s Pre-2005 Sub-Account of his or her Cash Account and Share Account will be distributed as provided in this section in a lump sum payment unless:

(i) the Participant elects, on a properly completed election form, to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years, and

(ii) except when cessation results from Disability, the date on which he or she ceases to be a member of the Board follows by more than one year the date on which a properly completed election form is received by the Administrator.

Any election made pursuant to this section may be changed from time to time upon the Administrator’s receipt of a properly completed election form, provided that, unless cessation results from Disability, such change will not be valid and will not have any effect unless it is made more than one year prior to a Participant’s cessation of service as member of the Board.  A new election to change has no effect on any previous election until the new election becomes effective, at which time any previous election will automatically be void.  (For example, if the Administrator receives an election to change on July 1 of year 1 and another election on September 1 of year 1, the July 1 election will become effective on July 1 of year 2 and will remain in effect through August 30 of year 2.  On September 1 of year 2, the September 1 election will become effective.)  Any election made pursuant to this section will apply to the entire balance of the Participant’s Pre-2005 Sub-Accounts of his or her Cash and Share Accounts attributable to credits with respect to the period through the date on which he or she ceases to be a member of the Board.  If a Participant has a valid election in effect under any Prior Deferred Compensation Plan, such Participant’s prior election will automatically be deemed to be the Participant’s election under this section unless and until a new election is made and has become effective.  Any distribution from a Participant’s Pre-2005 Sub-Account of his or her Cash Account will be made in cash only.  Subject to Section 13, any distribution from a Participant’s Pre-2005 Sub-Account of his or her Share Account will be made in whole Shares only, rounded up to the next whole Share.

A Participant’s Post-2004 Sub-Account of his or her Cash Account and Share Account will be distributed as a lump sum payment.  Any distribution from a Participant’s Post-2004 Sub-Account of his or her Cash Account will be made in cash only.  Subject to Section 13, any distribution from a Participant’s Post-2004 Sub-Account of his or her Share Account will be made in whole Shares only, rounded up to the next whole Share

(b)           Time of Distribution.  To the extent allowed under Section 409A of the Code, distribution to a Participant will be made (to the extent a distribution is in the form of a lump sum) or commence (to the extent that the Participant’s Pre-2005 Sub-Account will be distributed in installments) as soon as administratively practicable after the next Credit Date after the Participant ceases to be a member of the Board; provided that if a lump sum distribution from a Participant’s Share Account would otherwise be made after the record date for a dividend but before the payment date for such dividend, the distribution will be delayed and made as soon as administratively practicable after the earnings credits have been made to the Share Account pursuant to Section 6.2 on the payment date of the dividend (the “Time of Distribution”).

If a Participant is considered to be a “key employee,” as defined under Code Section 409A, no distribution will be made or commence before the date that is six months after the Participant’s “separation from service,” as defined under Code Section 409A, (except in case of the Participant’s death).

(c)           Amount of Distribution for Cash Account.

(i)            Lump Sum.  The amount of a lump sum payment from a Participant’s applicable Sub-Account of his or her Cash Account will be equal to the balance of the applicable Sub-Account of his or her Cash Account as of the Time of Distribution.

(ii)           Installments.  The amount of each installment payment from a Participant’s Pre-2005 Sub-Account of the Cash Account will be determined by dividing the balance of the Pre-2005 Sub-Account of the Cash Account as of the distribution date for such installment payment by the total number of remaining payments (including the current payment).

(d)           Amount of Distribution for Share Account.

(i)            Lump Sum.  A lump sum distribution from a Participant’s applicable Sub-Account of his or her Share Account will consist of the number of Shares equal to the number of Share Units credited to the applicable Sub-Account of his or her Share Account as of the Time of Distribution, rounded up to the next whole Share.

(ii)           Installments.  Each installment distribution from a Participant’s Pre-2005 Sub-Account of the Share Account will consist of the number of Shares determined by dividing the number of whole Share Units credited to the Pre-2005 Sub-Account of the Share Account as of the distribution date for such installment distribution by the total number of remaining payments (including the current payment) and rounding the quotient to the next whole Share.

(e)           Reduction of Account Balance.  The balance of the applicable Sub-Account of the Cash or Share Account from which a distribution is made will be reduced, as of the date of the distribution, by the cash amount or number of Shares distributed.

Section 10

Section 8.2(a) the Plan is hereby amended in its entirety to read as follows:

(a)           Withdrawals Due to Unforeseeable Emergency.  A distribution will be made to a Participant from his or her Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency.  The amount of the distribution may not exceed the lesser of:

(i)            the amount necessary to satisfy the emergency, as determined by the Administrator, or

(ii)           the sum of the balances of the Participant’s Accounts as of the date of the distribution, as the case may be.

Payments made on account of an Unforeseeable Emergency will not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent that such liquidation would not itself cause severe financial hardship) or, to the extent permitted by Code Section 409A, by cessation of deferrals under Section 5.2.  Any distribution pursuant to this section will be made as soon as administratively practicable after the Administrator’s determination that the Participant has experienced an Unforeseeable Emergency and in the form of a lump sum payment that is in cash from the Cash Account and in Shares from the Share Account (rounded up to the next whole Share).  Any distribution pursuant to this section will be made first from the Participant’s Cash Account, then from the Participant’s Share Account.

Section 11

Section 8.2(c) of the Plan is amended in its entirety to read as follows:

(c)           Accelerated Distribution.  A Participant may, at any time, elect an immediate distribution of his or her Pre-2005 Sub-Accounts of his or her Cash and Share Accounts in an amount equal to 90 percent of the sum of the balances of the Pre-2005 Sub-Accounts of his or her Cash and Share Accounts as of the date of the distribution, in which case the remaining balances of such Pre-2005 Sub-Accounts of his or her Cash and Share Accounts will be forfeited.  The distribution will be made in the form of a lump sum payment as soon as administratively practicable after the Administrator’s receipt of a written application in form prescribed by the Administrator.  Any distribution pursuant to this section from a Participant’s Pre-2005 Sub-Accounts of his or her Cash Account will be made in cash.  Any distribution pursuant to this section from a Participant’s Pre-2005 Sub-Accounts of his or her Share Account will be made in whole Shares (rounded up to the next whole Share).  The balance of the Pre-2005 Sub-Accounts of his or her Cash or Share Accounts from which a distribution is made will be reduced to zero as of the date of the distribution.

No distribution of a Participant’s Post-2004 Sub-Accounts of his or her Cash or Share Accounts will be allowed.

Section 12

Section 8.2(e) of the Plan is amended in its entirety to read as follows:

(e)           Reduction of Account Balance.  Except in the case of accelerated distributions pursuant to Section 8.2(c), the balance of the Sub-Account of the Cash or Share Account from which a distribution is made will be reduced, as of the date of the distribution, by the cash amount or number of Shares distributed, as the case may be.

Section 13

Section 8.3(a) of the Plan is amended by deleting the period at the end of the first sentence and adding the following language to the end of the first sentence to read as follows

, to the extent permitted by Code Section 409A.

Section 14

A new Section 14.1(e) is added to the Plan to read as follows:

(e)           Notwithstanding the other provisions in this Section 14.1, including any limitation on the right of the Company to amend the Plan in Section 14.1(b), the Company will have the right to amend the Plan as it deems necessary or reasonable (as determined in the sole discretion of the Company) to comply with the requirements of Code Section 409A.

Section 15

Section 15.7 of the Plan is amended by adding the following sentence at the end to read as follows:

The Cash Account will include a Pre-2005 Sub-Account and Post-2004 Sub-Account.

Section 16

Section 15.28 of the Plan is amended by adding the following sentence at the end to read as follows:

The Share Account will include a Pre-2005 Sub-Account and Post-2004 Sub-Account.

Section 17

Section 15.34 of the Plan is amended in its entirety to read as follows:

Unforeseeable Emergency.  With respect to a Participant’s Post-2004 Sub-Accounts, “Unforeseeable Emergency” shall mean an event which results in a severe financial hardship to the Participant as a consequence of (1) an illness or accident of the Participant, the Participant ‘s spouse or a dependent within the meaning of Code Section 152, (2) loss of the Participant ‘s property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  With respect to a Participant Pre-2005 Sub-Accounts, “Unforeseeable Emergency” shall mean an unanticipated emergency that is caused by an event beyond the Participant’s control resulting in a severe financial hardship that cannot be satisfied through other means.  The existence of an Unforeseeable Emergency will be determined by the Administrator.

Section 18

A new Section 15.35 is added to the Plan to read as follows:

Sub-Account.  “Sub-Account” refers to the Participant’s Pre-2005 Sub-Account, accounting for those amounts deferred into the Plan prior January 1, 2005 (and related earnings credits), the Participant’s Post-2004 Sub-Account, accounting for those amounts deferred into the Plan after December 31, 2004 (and related earnings), or both as the context requires.

Section 19

Section 17.2 of the Plan is amended in its entirety to read as follows:

Accounting.  Shares that are issued or distributed under the Plan or that are subject to outstanding Periodic Options granted under the Plan or Share Units will be applied to reduce the maximum number of Shares remaining available for issuance or distribution under the Plan.  Any Shares that are subject to a Periodic Option granted under the Plan that lapses, expires, is forfeited or for any reason is terminated unexercised and any Shares that are subject to Share Units in a Share Account that are forfeited pursuant to Section 8.2(c) will automatically again become available for issuance or distribution under the Plan.  To the extent that the exercise price of any Periodic Option granted under the Plan and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares on or before May 11, 2011 (the date ten years following approval of the Plan by the Company’s stockholders), or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Periodic Option, only the number of Shares issued net of the number of Shares tendered, attested to or withheld will be applied to reduce the maximum number of Shares remaining available for issuance under the Plan.

IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 1 and has caused its corporate seal to be affixed this 15th day of December, 2004.

ECOLAB INC.

	By:	/s/ Douglas M. Baker
Douglas M. Baker President and Chief Executive Officer

Attest:

/s/ Lawrence T. Bell
Lawrence T. Bell Senior Vice President, General Counsel and Secretary